UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013 (January 31, 2013)

11 GOOD ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	26-0299315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4450 Belden Village Street N.W., Suite 800

Canton, OH 44718

(Address of principal executive offices)

(330) 492-3835

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On January 31, 2013, Gary Smith resigned as an officer and director of the Company. The Company is searching for his replacement and to raise additional financing. No assurance can be given that a replacement for Mr. Smith and additional financing will be obtained on terms satisfactory to the Company, if at all.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2013

11 GOOD ENERGY, INC.

By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Interim Chief Financial Officer